Exhibit 99.1

CIM Group Announces Third Quarter 2018 Results
for Cole Credit Property Trust IV

Phoenix, AZ, November 14, 2018 - On November 13, 2018, Cole Credit Property Trust IV, Inc. (“CCPT IV” or the “Company”), a publicly registered non-listed real estate investment trust (“REIT”) that primarily owns and operates net-lease commercial real estate across the retail sector, filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”) for the third quarter of 2018. CCPT IV is sponsored by an affiliate of CIM Group, LLC (“CIM”), a community-focused real estate and infrastructure owner, operator and lender.

As of September 30, 2018, CCPT IV’s portfolio consisted of 896 properties encompassing approximately 26.8 million gross rentable square feet of commercial space across 45 states with a total purchase price of approximately $5.0 billion, which includes certain external acquisition-related expenses that were capitalized. Portfolio tenants represented 567 concepts and 34 industry sectors.

Results and Accomplishments for the Third Quarter 2018

•	Approximately 39.3% of CCPT IV’s portfolio was leased to investment-grade rated tenants.

•	CCPT IV’s weighted average remaining lease term was approximately 9.2 years with 97.1% of properties leased.

•	Total revenue for the quarter ended September 30, 2018 was approximately $105.7 million, representing a year-over-year decline of 1.2% from the same period in 2017.

•	Disposed of one property for a gross sales price of $1.0 million, resulting in proceeds of $932,000 after closing costs and a loss of $171,000.

Events Subsequent to September 30, 2018

•	Subsequent to September 30, 2018, the Company redeemed approximately 2.4 million shares pursuant to the Company’s share redemption program for $22.6 million (at an average price per share of $9.37).

About Cole Credit Property Trust IV
CCPT IV is a public, non-listed REIT formed in 2012 that primarily owns and operates income-producing, single-tenant necessity retail properties subject to long-term net leases with national or regional creditworthy tenants. CCPT IV seeks to provide access to high-quality commercial real estate assets, providing current income, reduced overall portfolio volatility and the potential for capital appreciation for its shareholders. CCPT IV is sponsored by an affiliate of CIM.

About CIM Group®
CIM is a community-focused real estate and infrastructure owner, operator and lender. Since 1994, CIM has managed more than $56 billion of projects in communities across the Americas on behalf of its own account and its partners, co-investors and shareholders. CIM’s broad in-house expertise includes decades of research, acquisition, credit analysis, development, finance, leasing and asset management experience in urban real assets, net-lease assets and other associated credit strategies. CIM seeks to maximize its disciplined approach and extensive in-house expertise by creating value in projects, which ultimately enhances communities. For more information, visit www.cimgroup.com.

Forward-Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect CCPT IV’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,”
“plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Relations Contact:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com